Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Form S-3D Registration Statement No. 333-40211, Form S-8 Registration Statement No. 333-60089 and 333-109018 of Community Bank Shares of Indiana, Inc. of our report dated February 21, 2005 appearing in this Annual Report on Form 10-K as of the period ended December 31, 2004.

Crowe Chizek and Company LLC

Louisville, Kentucky
March 30, 2005

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